DATED 2024

(1) ABUNDIA GLOBAL IMPACT GROUP (IRELAND) LIMITED

(2) LUCIE HARWOOD

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT BETWEEN:

1 PARTIES

(1) **ABUNDIA GLOBAL IMPACT GROUP (IRELAND) LIMITED** a company registered in Ireland with registered number 713037 and whose registered address is Kilpheak, Newmills, Letterkenny, Co. Donegal (‘**the Company**’); and

(2) **LUCIE HARWOOD** of 115 Lansdowne Park, Dublin D04 H6N3 (**‘the Employee’**).

2 BACKGROUND CLAUSE

2.1 The Employee has been operating as the Chief Financial Officer since January 1, 2022.

3 INTERPRETATION

3.1 In this Agreement, unless the context otherwise requires -

(a) **‘the Board’** means the board of directors of the Company for the time being; and

(b) **‘the Group’** means the Company and each other company (wherever incorporated) which, at the relevant time, is a **holding** company or a subsidiary of the Company or a subsidiary (“holding company” and “subsidiary” having the meanings set out in section 7 and 8 of the Irish Companies Act 2014) (other than the Company) of a holding company of the Company, and **‘Group Company’** shall be construed accordingly.

3.2 Any reference to a statutory provision is a reference to that provision as for the time being re-enacted, amended, modified, extended or replaced.

3.3 The headings in this Agreement are for convenience only and shall not affect its interpretation.

3.4 References to the employment of the Employee are to their employment by the Company whether or not during the continuance of this Agreement.

3.5 A ‘person’ shall include any company, corporation, firm, partnership, joint venture, unincorporated association, organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall include a reference to each of them.

3.6 ‘Writing’ or ‘written’ shall include any means of visible reproduction, including email.

4 APPOINTMENT OF THE EMPLOYEE

4.1 The Company shall employ the Employee, and the Employee shall serve the Company as Chief Financial Officer or in such other related capacity as the Company may direct. In addition to the duties which this position normally entails, the Employee shall also carry out such other duties as the Company may require them to perform from time to time. The Company may at any time and at its sole and absolute discretion remove from, add to or otherwise vary any of the Employee's duties.

4.2 This Agreement shall commence on the Commencement Date and shall continue until terminated by either party giving to the other not less than 90 days' prior written notice. The Agreement will end at the expiration of the notice period unless mutually agreed to end sooner. In the event of termination without cause, the Employee shall be entitled to a severance package equivalent to twelve months' compensation, prorated bonuses, and accelerated vesting of any stock options as applicable.

4.3 For the purposes of this Agreement, the Commencement Date is defined as November 1, 2024.

The Company may from time to time and at its sole and absolute discretion require the Employee to carry out any of their duties and/or exercise any their powers jointly with any other person as may be appointed by the Company. In circumstances where the Employee is suspended, whether pursuant to clause 12.1 of this Agreement or otherwise or at any time after either party has served notice to terminate the Employee's employment or otherwise purports to do so, the Company may, at its sole and absolute discretion, appoint any other person to carry out any of the Employee's duties and/or to exercise any of their powers.

4.4 The Employee warrants that:

(a) by entering into this Agreement with the Company, commencing employment with the Company in accordance with its terms and performing their work hereunder, the Employee will not be in breach of any terms or obligations under any agreement relating to their employment, engagement (whether direct or indirect) or involvement by or with any third party; and

(b) they have disclosed to the Company, in writing, all terms and obligations under any agreement relating to the Employee's employment, engagement (whether direct or indirect) or involvement by or with any third party that in any way limit or adversely affect (or might reasonably be considered to limit or adversely affect, in any way) the work that the Employee can perform for the Company as its employee.

and the Employee hereby undertakes to indemnify and hold harmless the Company against any and all claims, costs, damages, liabilities and expenses which the Company or any Group Company may incur in connection with any claim that arises from or is connected with any breach of any of the warranties referred to in this clause 4.4.

4.5 The Employee hereby undertakes that:

(a) whilst they are employed, engaged or otherwise involved with the Company, they will abide by and not act in breach of any obligations that the Employee may owe to any previous employer or third party that restricts (or might reasonably be considered to restrict) the work that the Employee can undertake for the Company;

(b) before commencing employment with the Company, the Employee will have returned, will not have retained, will not be in possession of and will not have access to any confidential information belonging to any third party by whom or which the Employee was employed, engaged (whether directly or indirectly) or with whom or which they were involved; and

(c) whilst they are employed, engaged or otherwise involved with the Company, the Employee will not use any confidential information belonging to any previous employer or third party by whom or which they were employed, engaged (whether directly or indirectly) or with whom or which the Employee was involved.

4.6 The Employee's employment with the Company is subject to and conditional upon their being entitled to be lawfully employed by the Company in Ireland and the Employee providing evidence, satisfactory to the Company, of the same. The Employee will not be permitted to commence employment unless and until they have done this to the Company's satisfaction. The Employee agrees to immediately notify the Company about any change to their entitlement to work for the Company in Ireland, including, but not limited to, the cessation of such entitlement. If the Employee's lawful employment in Ireland is subject to the Company making an application for a visa, permission or any other approval in respect of the same, it is a condition of the Employee's employment that they cooperate with any such application and provides the Company with any information, assistance and documents as the Company may specify.

4.7 Should the Employee:

(a) cease or appear in the Company's belief to have ceased to be entitled to be lawfully employed by the Company in Ireland;

(b) fail to provide upon request documents to demonstrate that they are entitled to be lawfully employed by the Company in Ireland; or

(c) not provide the Company with such information, assistance or documents as it may specify in relation to any application relating to the Employee's lawful employment in Ireland,

the Company may, in its sole and absolute discretion, terminate the Employee's employment without notice and without compensation or payment in lieu of notice.

5 DUTIES OF THE EMPLOYEE

5.1 In the capacity specified in clause 4.1 the Employee shall at all times during the continuance of this Agreement -

(a) faithfully, diligently and competently exercise and carry out to the best of their ability all such powers and duties in relation to the Company and its business and the respective businesses of the other Group Companies, as may from time to time be conferred on them or vested in them by the Company;

(b) obey any reasonable and lawful directions given to the Employee by or under the authority of the Company;

(c) use their reasonable endeavours to promote and further the businesses and interests of the Company and any other Group Companies;

(d) protect the Company and any other Group Company from unnecessary or disproportionate risk;

(e) subject as hereinafter provided unless prevented by incapacity, illness or injury or with the prior agreement of the Company, devote, during normal working hours and such additional times as provided for at clause **Error! Reference source not found.** below, the whole of their time, attention and skill to their duties and to the furtherance of the businesses and interests of the Company and the other Group Companies;

(f) in pursuance of their duties hereunder perform without additional remuneration such services for any Group Company as the Company may from time to time reasonably require;

(g) serve the Company and/or any other Group Company at such place or places as the Company may require in its sole and absolute discretion;

(h) attend any relevant training as the Company might require the Employee to attend from time to time;

(i) undertake such travel both within Ireland and the United Kingdom and abroad as may be required by the Company from time to time in its sole and absolute discretion; and

(j) report their own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any other Group Company (including without limitation any bribery or corruption) to the Board immediately on becoming aware of it.

5.2 The Employee shall at all times be familiar with and comply in all respects with:

(a) all statutory, fiduciary or common-law duties owed to or in respect of the Company or any other Group Company;

(b) all laws, rules and regulations that are applicable to the Employee's role and their employment with the Company including, without limitation, the Markets in Financial Instruments Act 2018, the Market Abuse Regulation, the Code of Practice for the Governance of State Bodies (issued by the Department of Finance), the Charter on Ethics in Public Procurement (issued by the Forum on Public Procurement in Ireland), the Ethics in Public Office Acts, 1995 and 2001, the Public Bodies Corrupt Practices Act 1889, as amended by the Prevention of Corruption Act 1916 and the Ethics in Public Office Act 1995 and the Prevention of Corruption Act 1906, as amended by the Prevention of Corruption (Amendment) Act 2001 and the Prevention of Corruption (Amendment) Act 2010 and Ireland's Anti-Money Laundering laws and guidance; General Data Protection Regulation (Regulation (EU) 2016/679 of the European Parliament and the Council of 27 April 2016) (GDPR);

(c) the requirements under both legislation and regulation as to the disclosure of inside information;

(d) the Company's Articles of Association and any share dealing code and/or any code of practice as may be operated by the Company or any other Group Company from time to time;

(e) the rules, principles, requirements and/or directions of any regulator;

(f) the Manual and all of the Company's requirements in relation to personal account transactions. The Manual sets out the rules and regulations that must be followed in carrying out the Employee's work. A failure to observe or otherwise not comply with its provisions may result in disciplinary action up to and including dismissal. The Manual will be updated from time to time. It is the Employee's responsibility to ensure that they are up to date and acquainted with any such updates. If the Employee has any queries about compliance matters, they should immediately contact the Company's Legal and Compliance Department; and

(g) all policies and procedures of the Company as may be in place from time to time (including but not limited to those contained in any employee handbook or any anti-corruption and bribery policies and procedures), which, for the avoidance of doubt, do not form part of the Employee's contract of employment and may be amended, disapplied or removed by the Company at any time at its sole and absolute discretion.

5.3 The Employee shall at all times comply with, abide by and accept:

(a) the requirements or directions of any regulator;

(b) any remuneration code of the Company or any other Group Company as may exist from time to time; and/or

(c) the Company and/or any other Group Company's determination or interpretation in respect of any of the matters mentioned in clauses 5.1, 5.2 or 5.3.

5.4 The Employee shall at all times comply with every applicable regulation of any stock exchange anywhere in the World on which the Company's and/or any other Group Company's shares and/or stock are listed and/or traded.

5.5 The Employee shall not at any time during the continuance of the Employee's employment under this Agreement do anything which the Company may deem to bring the Company and/or any other Group Company into disrepute or harm the goodwill or the reputation of any Group Company and in particular but without limitation, the Employee will not make any untrue, misleading or disparaging statement in relation to the Company or any other Group Company (or any of its or their employees or officers) nor after the termination of this Agreement represent themselves as being employed by or connected with the Company or any other Group Company.

5.6 Because of the nature of the Employee's employment, the Employee must observe the highest standards of financial probity. In order that the Employee is not placed in any position of conflict, they must observe the Company's rules on dealings in stocks, shares and investments, which are there to comply with best practice, as well as any

relevant legislation. Failure to observe these rules or relevant legislation may result in disciplinary action, up to and including dismissal.

5.7 The Employee acknowledges that they are required by the Company in order to protect the Company's Confidential Information and to avoid any potential conflicts of interest that the Employee shall not at any time during the continuance of their employment under this Agreement, without the previous written consent of the Company, either as principal, employee or agent carry on or be engaged, concerned or interested either directly or indirectly in any other trade, profession, business or occupation (including any public or private activity) or hold any directorship or other office in any company or other body whether incorporated or unincorporated.

5.8 Without prejudice to the generality of clause 5.7, the Employee shall not during the continuance of the Employee's employment under this Agreement introduce to any other person, firm or corporation, business of a kind in which the Company or any Group Company is for the time being engaged or capable of becoming engaged or with which the Company or any Group Company is able to deal in the course of the business for the time being carried on or planned by the Company, the Board or any Group Company to be carried on and they shall not have any financial benefit from contracts made by the Company with any third party (including but not limited to any supplier to any Group Company) without the prior written consent of the Company.

5.9 The Employee shall at all times give to the Company, the Board and to the Company's auditors for the time being all such information, explanations, data and assistance as they may require in connection with the Company's or any other Group Company's business.

5.10 During the continuance of the Employee's employment under this Agreement, the Employee shall not hold any shares or securities or have any interest of any kind in any company (other than the Company or any other Group Company) or other business organisation, save that the Employee may hold not more than five per cent of the issued shares or other securities of any class of any one company which is not a competitor of the Company or any other Group Company, where such shares or other securities are listed or dealt in on a recognised investment exchange in Ireland, the United Kingdom or elsewhere, and are to be held by the Employee for investment purposes only.

5.11 The Employee must not (and shall procure that their spouse, dependent children and other Connected Persons, within the meaning set out in section 220 of the Companies Act 2014, do not) enter into any securities transactions for the Employee's or their personal accounts (if any) without seeking prior approval from the Company's Legal and Compliance Department.

5.12 The Employee shall avoid situations where the Employee's personal interests' conflict with the interests of the Company or any other Group Company or any of its or their customers or investors. If the Employee believes that any such conflict of interest may exist, the Employee shall disclose the same to the Board without delay.

5.13 The Employee's agreed hours of work shall be normal business hours (which are typically between 9am to 5.30pm, Monday to Friday) and such other hours as may be required for the proper performance of their duties under this Agreement. The Employee hereby acknowledges that as they are responsible for determining the duration of their own working time, Part II of the Organisation of Working Time Act, 1997 shall not apply to the Employment. The Employee shall not be entitled to receive any additional remuneration for work outside normal business hours.

5.14 **Data Protection**

(a) The Employee acknowledges and accepts throughout the course of your employment and in accordance with relevant data protection legislation, personal data (as defined under the GDPR) relating to the Employee and to the Employee's employment with the Company may to the extent that it is reasonably necessary in connection with the employment or the business of the Group in any jurisdiction:

(i) be collected, stored, used and held (in hard copy and computer readable form) and processed by the Company; and

(ii) be disclosed or transferred to other employees of the Company or any other group company and their employees; any other persons as may be reasonably necessary; and as otherwise required or permitted by law.

(b) The Employee shall comply with the Data Protection Policy and Privacy Notice when handling personal data in the course of employment including personal data relating to any employee, worker, contractor, customer, client, supplier or agent of the Company.

(c) It is most important that the Company's records regarding each employee are kept up to date. It is the Employee's responsibility, promptly, to notify the Human Resources representative and the Employee's manager in the first instance of any change in your personal details. These include any changes to the following:

(i) your home address including any overseas temporary or permanent address and your telephone numbers;

(ii) your name and marital status;

(iii) your next of kin;

(iv) the number, names and dates of birth of your children/dependants; and

(v) the details of the account into which your salary is paid.

6 REMUNERATION AND EXPENSES

6.1 During the term of this Agreement, the Employee shall receive compensation of €21,375 (equivalent to $22,500) per month, with an additional bonus of up to 25% based on performance metrics mutually agreed upon by the Parties. Following the completion of the next funding round —whether through a $12.5 million private funding transaction (which could include debt or equity), a public listing via reverse merger, share exchange, SPAC transaction, traditional IPO, or a change of control in the company—, compensation will increase to €27,600 (equivalent to $30,000) per month with a potential bonus of up to 100% in cash and/or equivalent stock. The Employee's salary shall be -

(a) payable by equal monthly instalments in arrears on or around the last Thursday of each month or such other time as the Company may determine in its sole and absolute discretion, by credit transfer direct into the Employee's bank account;

(b) deemed to accrue from day to day;

(c) subject to such deductions as the Company may make for income tax (PAYE), pay related social insurance contributions (PRSI) payable to Irish Revenue, universal social charge (USC) and such other deductions which the Company is obliged by law or requested by the Employee or entitled under this Agreement to make; and

(d) reviewed at least once in each year but this does not mean that the Employee's salary will be changed following any such review.

6.2 The Employee's salary under this Agreement shall be inclusive of any fees to which the Employee may be entitled as a director or secretary of the Company or any Group Company if appointed as such.

6.3 Beginning on the Commencement Date and with respect to subsequent fiscal years commencing or ending during the continuance of the Employee's employment with the Company, the Employee shall be entitled to participate in any employee bonus plan as formulated on behalf of the Company with an incentive compensation maximum amount up to one hundred percent (100%) of Employee's compensation earned during such fiscal year (the "Performance Bonus"). The Performance Bonus amount, if any, will be based upon, among other things, objectives related to the Company's financial performance and the Employee's performance, and will be determined in the sole discretion of the Company. The amount, if any, and timing of such Performance Bonus, shall be determined by the Company in its sole discretion, subject to any payment delays that would be permitted. Subject to the remaining provisions of this Agreement, the Employee's entitlement to participate in any employee bonus plan shall cease upon the termination of their employment, howsoever arising or occurring.

6.4 The Employee must, in order to be eligible to receive the Performance Bonus, still be in employment with the Company under this Agreement and must not have given notice of termination of employment (or purported to have done so) or be in receipt of the same on the date that any such bonus is due to be paid. The Company may in its absolute discretion defer the payment of any bonus to such time as it may specify in its absolute discretion and/or make a prorated payment in respect of any year partly worked by the Employee.

6.5 If the Employee receives any bonus or payment thereof under this Agreement or otherwise, the receipt of the same shall not entitle the Employee to receive any further bonus or payments thereof. The Employee acknowledges and agrees that any bonuses or payments thereof that the Employee may receive under this Agreement or otherwise shall be purely discretionary and shall not form part of the Employee's contractual remuneration and shall not be pensionable.

6.6 The Company may, in its absolute discretion, suspend or discontinue any bonus or the payment thereof at any time in relation to any person or persons, including the Employee. The Company may, in its absolute discretion, impose, vary or remove any conditions in relation to any bonus or the payment thereof at any time, including but not limited to after the award of any bonus or any payment thereof, whether in whole or in part.

6.7 The Company shall reimburse the Employee for all reasonable travelling, hotel and other out-of-pocket expenses which they may properly incur in the carrying out of their duties and which the Company may approve. The Employee's entitlement to reimbursement of any expense in accordance with this clause shall be conditional upon the Employee providing the Company with receipts or other evidence satisfactory to the Company that the Employee has properly incurred that expense.

6.8 The Employee hereby authorises the Company to deduct from their salary, or any other sums due to them from the Company or any other Group Company, any sums due from the Employee to the Company or any other Group Company, including without limitation any overpayment of salary or other benefits.

6.9 The Company shall be entitled to perform any of its obligations under this clause 6, either by itself or through any other Group Company.

7 HOLIDAYS

7.1 The Company's holiday year is from 1 January to 31 December each year. The Employee shall be entitled to 25 days' paid holiday in each holiday year, exclusive of public holidays. Where the Employee is employed by the Company throughout the whole of that holiday year. Where the Employee is employed for only part of a holiday year, either on commencement or termination of their employment, the Employee will be entitled to a pro-rated holiday entitlement based on the number of complete months worked in that holiday year.

7.2 All holiday is to be taken on days that are convenient to the Company, which are approved by the Company in writing and the Employee must give the Board at least four weeks' written notice of any holiday that they wish to take. The Employee shall only be entitled to carry forward up to 5 days of unused holiday entitlement from any calendar year to any subsequent calendar year, subject to prior approval from the [CEO/Board].

7.3 If the employment of the Employee shall terminate before they have taken their full accrued entitlement to holidays for that year, they shall be entitled to accrued holiday pay of one day's salary (calculated at a daily rate of 1/260ths of the Employee's annual basic salary) for each complete day of such entitlement not taken and accrued due at such termination (their accrued entitlement to holidays being deemed for this purpose to accrue from day to day.

7.4 If the employment of the Employee shall terminate and the Employee has taken more holidays than their accrued entitlement for the year in which such termination occurs, the Company shall be entitled to make a commensurate deduction from any final payment (whether of salary, expenses or otherwise) to be made to the Employee.

7.5 If either party gives notice to terminate the Employee's employment the Company may require the Employee to take any accrued but unused holiday entitlement during the notice period (whether or not the Employee is on Garden Leave).

8 CONFIDENTIALITY

8.1 In this Agreement unless the context otherwise required, **'Confidential Information'** means any:

(a) trade secret or confidential or secret information concerning the business development, affairs, future plans, business methods, connections, operations, accounts, finances, organisation, processes, policies or practices, designs, dealings, business, trading, management systems, maturing new business opportunities, finances and, or know-how relating to or belonging to the Company and/or to any Group Company or any of its suppliers, agents, distributors, clients or customers;

(b) confidential computer software, computer-related know-how, passwords, computer programmes and applications, specifications, object codes, source codes, network designs, business processes, business logic, inventions, improvements and /or modifications relating to or belonging to the Company and/or any Group Company;

(c) details of the Company's or any Group Company's financial projections or projects, prices or pricing strategy, advertising, marketing or development plans, product development plans or strategies, fee levels, commissions and commission structures, market share and pricing statistics, marketing surveys and research reports and their interpretation;

(d) confidential research, report or development undertaken by or for the Company or any Group Company;

(e) details of relationships or arrangements with, or knowledge of the needs or the requirements of, the Company's and/or any Group Company's actual or potential clients, customers, investors and strategic business partners;

(f) information supplied in confidence by customers, clients, investors, strategic business partners or any third party to which the Company or any Group Company owes an obligation of confidentiality;

(g) lists and details of contracts with the Company's or any Group Company's actual or potential suppliers;

(h) details of or information regarding the Company's or any Group Company's terms of business with customers and suppliers;

(i) details of or information regarding the Company's or other Group Company's development or staffing plans;

(j) information of a personal or otherwise of a confidential nature relating to fellow employees, directors or officers of and/or consultants to, the Company and/or any Group Company for which the Employee may from time to time provide services;

(k) confidential information concerning, or details of, any competitive business pitches, and/or target details;

(l) details of or information regarding the nature and origin of any goods and/or services provided, marketed or sold, obtained or brokered by the Company or any other Group Company;

(m) details of or information regarding the Company's and/or any Group Company's sales techniques, price lists, pricing policies and/or discount structures;

(n) documents or information marked as confidential on its face; and/or

(o) documents or information which has been given to the Company or other Group Company in confidence by any customer, supplier or other person and/or any documents or information which has been supplied to the Employee in confidence or which the Employee has been informed is confidential or which the Employee might reasonably be aware is confidential.

8.2 The Employee shall not either during the continuance of their employment under this Agreement or at any time after its termination (without limitation in time)-

(a) use, divulge or reveal to any person, firm or corporation, any Confidential Information which may come to their knowledge or which they may have received or obtained during their employment hereunder;

(b) use or attempt to use any Confidential Information for the Employee's own purposes or for any purposes other than the purposes of the Company or any other Group Company or in any manner which may injure or cause loss either directly or indirectly to the Company or any other Group Company or its or their business or may be likely so to do; or

(c) through any failure to exercise reasonable care and diligence, permit, cause or bring about any unauthorised disclosure of any Confidential Information that they shall come to know or have received or obtained at any time (before or after the date of this Agreement).

8.3 The Employee shall, at all times:

(a) use all reasonable endeavours to prevent the disclosure of any Confidential Information; and

(b) keep with complete secrecy all Confidential Information entrusted to them.

8.4 Clauses 8.2 and 8.3 shall not apply to information which-

(a) is used or disclosed in the proper performance of the Employee's duties or with the prior written consent of the Company;

(b) is or comes to be into the public domain (except as a result of a breach of the Employee's obligations under clause 8.2);

(c) is ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law;

(d) the Employee is required to disclose in accordance with the rules of any applicable regulator; or

(e) constitutes a protected disclosure within the meaning of the Protected Disclosures Act 2014.

8.5 The Employee shall promptly disclose to the Company any information which comes into their possession which affects adversely or may affect adversely the Company or any Group Company or the business of the Company or any Group Company. Such information shall include (but shall not be limited to)-

(a) any assistance that any employee has given (or any assistance that any such person is planning to give) to any competitor of (or person that is planning to compete with) the Company or any Group company;

(b) any act or omission of any employee or any planned act or omission of any employee to cause damage, of any kind, to the Company or any Group Company;

(c) the plans of any employee to leave the Company and/or any Group Company (whether alone or in concert with other employees);

(d) the plans of any employee (whether alone or in concert with other employees) to join a competitor or to establish or operate a business in competition with the Company and/or any Group Company;

(e) any steps taken by the employee to implement any of the plans referred to in clauses 8.5(a) to 8.5(d) above; and

(f) the misuse by any employee of any Confidential Information belonging to the Company and/or any Group Company.

8.6 All notes, memoranda, records, lists of customers and suppliers and employees, accounts, designs, price lists, specifications, company letterhead paper, stationary, correspondence, documents, computer software, computer programmes and applications, computer operating systems, computers, laptop computers, tablet computers, mobile phones, PDAs, smart phones, portable devices and other discs and tapes, data listing, codes, and other documents and material whatsoever (whether made or created by the Employee or otherwise and whether or not containing Confidential Information) relating to the business of the Company or any other Group Company (and any copies of the same):

(a) shall be and remain at all times during the period of the Employee's employment hereunder and after its termination the property of the Company or any other Group Company (as the case may be); and

(b) shall be handed over and delivered by the Employee to the Company (or to such other Group Company as the case may require) on demand and in any event on the termination of the Employee's employment hereunder and the Employee will provide to the Company on request a statement that the Employee has complied with these requirements.

8.7 This clause 8 shall continue to apply after the termination of the Employee's employment hereunder (whether terminated lawfully or not) without limit in time.

9 INTELLECTUAL PROPERTY

9.1 In this clause **'Intellectual Property Right'** means any intellectual property right in any formula, process, Invention, utility model, trade mark, service mark, business name, copyright, design right, patent, know-how, trade secret, goodwill and the right to sue for passing off, unfair competition rights, rights to use and preserve the confidentiality of information (including know-how and trade secrets) and any other intellectual property right of any nature whatsoever throughout the world (whether registered or unregistered and including all applications and rights to apply for the same) and rights to be granted, renewals or extensions of, and rights to claim priority from, which is invented, developed, created or acquired by the Employee (whether alone or jointly with any other person) during the course of their duties during their employment hereunder (whether or not during working hours or using the Group Company premises or resources, and whether or not recorded in material form) and/or relates to or is useful in connection with the business or any product or service of a Group Company. "**Invention**" means any invention, idea, discovery, development, improvement or innovation, whether or not patentable or capable of registration, and whether or not recorded in any medium.

9.2 Subject to the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988 or any equivalent Irish act, the entire interest of the Employee in any Intellectual Property Rights, shall, as between the Employee and the Company, become the property of the Company to the fullest extent permitted by law, vest in and be the absolute sole and unencumbered property of the Company without any payment to the Employee for it.

9.3 The Employee:

(a) undertakes to notify and disclose to the Company in writing full details of all Intellectual Property Rights to which this clause 10 applies upon the production, invention or discovery of the same, and promptly whenever requested by the Company and in any event upon the termination of employment with the Company deliver up all originals of correspondence, documents, papers and records on all media and all copies thereof in your possession, custody or power relating to any of the Intellectual Property Rights;

(b) undertakes to hold on trust for the benefit of the Company any Intellectual Property Rights to which this clause applies to the extent that the same may not be, and until the same is, vested absolutely in the Company;

(c) to the extent that by law any Intellectual Property Rights or rights therein do not vest in or belong to the Company, assigns by way of present assignment all future copyright and database rights to which this clause applies or will apply;

(d) undertakes not to attempt to register any Intellectual Property Rights nor patent any Employment IPR unless requested to do so by the Company;

(e) undertakes to keep confidential each Intellectual Property Rights unless the Company have consented in writing to its disclosure by the Employee;

(f) acknowledges that, except as provided by law or within this Agreement no further remuneration or compensation other than that provided for in this Agreement is or may become due to the Employee in respect of the Employee's performance of their obligations under this clause. This clause is without prejudice to rights under the Patents Act 1992 (as amended);

(g) undertakes at the request and expense of the Company, prepare and execute such instruments and do such other acts and things both during and after the Employee's employment as may, in the opinion of the Company, be necessary or desirable to enable the Company or its nominee to obtain and maintain protection of any Intellectual Property Right vested in the Company in such parts of the world as may be specified by the Company or its nominee and to enable the Company to exploit any Intellectual Property Right vested in the Company to best advantage. Such documents may, at the Company's request, include waivers of all and any statutory moral rights relating to any copyright works which form part of the Intellectual Property Rights;

(h) undertakes to give all necessary assistance to the Company to enable them to enforce the Intellectual Property Rights against third parties, to defend claims for infringement of third-party Intellectual Property Rights and to apply for registration of Intellectual Property Rights, where appropriate throughout the world, and for the full term of those rights;

(i) to the extent that by law any Employment IPRs or Employment Inventions which this clause applies or the rights therein do not, or are not permitted to or cannot, vest in or belong to the Company the Employee agrees immediately upon the same coming into existence to offer to the Company a right of first refusal to acquire the same on arm's length terms to be agreed between the parties and in the absence of agreement within thirty (30) days of the Company receiving the offer, shall refer the dispute for determination to an arbitrator to be appointed by the President for the time being of the Incorporated Law Society of Ireland (whose decision shall be final and binding on the parties and whose arbitration costs shall be borne equally by the parties). The parties will be entitled to make submissions to the arbitrator and will provide (or procure that others provide) the arbitrator with such assistance and documents as the arbitrator reasonably requires for the purpose of reaching a decision.

9.4 The Employee hereby irrevocably:

(a) appoints the Company to be their attorney in their name and on their behalf to sign, execute or do any instrument or act and generally to use their name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 9; and

(b) unconditionally waives any and all present and future moral rights arising under the Copyright and Related Rights Act 2000, and all similar rights in other jurisdictions relating to any copyright which forms part of the Intellectual Property Rights, and agree not to support, maintain or permit any claim for infringement of moral rights in such copyright works in any work of any nature made by the Employee anywhere in the world to the fullest extent permitted by law, and the Employee agrees not to initiate, support or maintain any action or claim to the effect that any treatment, exploitation or use of such work infringes such right.

9.5 The obligations of the Employee under this clause 9 shall continue to apply after the termination of their employment hereunder (whether terminated lawfully or not). Each of those obligations is enforceable independently of each of the others and its validity shall not be affected if any of the others is unenforceable to any extent.

10 TERMINATION

10.1 The Company may (without prejudice to and in addition to any other remedy) forthwith terminate this Agreement, without prior notice or payment in lieu thereof if, in the opinion of the Company, it appears that the Employee-

(a) is guilty of gross misconduct;

(b) has committed any act of fraud or dishonesty;

(c) has committed any act or omitted to do anything, which in the opinion of the Company, constitutes a breach (or may have been calculated by the Employee to constitute a breach) of the relationship of trust and confidence between the Company and the Employee;

(d) has committed any act or omitted to do anything, which in the opinion of the Company, has the potential to harm the Company and/or any Group Company, any of its or their interests or any of its or their business(es), including (without prejudice to the generality of foregoing), any conduct in respect of which disciplinary and/or corrective proceedings and/or measures are brought or implemented (or might be brought or implemented) by any public body, regulatory authority or society that is relevant to the Company and/or any other Group Company and/or the Employee's employment;

(e) has committed any act or omitted to do anything, which in the opinion of the Company, may irreparably damage the working relationship between the Employee and the Company;

(f) has misconducted themselves during or outside the course of their employment in a manner, which in the opinion of the Company, brings the Company and/or any Group Company into disrepute (or has the potential to do so);

(g) has committed any, serious and/or any repeated, breach of or failure to observe, any of the terms, conditions or stipulations contained in this Agreement;

(h) is guilty of serious and/or any repeated negligence or incompetence;

(i) has committed any breach of any of the rules, principles, regulations, codes of practice, recommendations and/or requirements of any public body, regulatory authority or society that is relevant to the Company and/or any other Group Company and/or the Employee's employment;

(j) has provided any misleading or inaccurate information to any public body, regulatory authority or society that is relevant to the Company and/or any other Group Company and/or the Employee's employment;

(k) does not possess, has lost or does not obtain any certificate, approval, authorisation, permission, visa, registration, security clearance or any other item that is granted by any third party (included but not limited to any public body, regulatory authority or society) that is necessary or desirable for the Employee to possess for the performance of their duties hereunder;

(l) has become bankrupt or applied for a receiving order or has a receiving order made against them or has entered into any arrangement or composition with their creditors;

(m) has been prohibited by law from acting as a director of any company;

(n) has become of unsound mind or a patient within the meaning of any Irish statute relating to mental health;

(o) has been convicted of any criminal offence (other than an offence under the Road Traffic Acts for which a penalty of imprisonment is not imposed);

(p) has not been re-elected as a director of any such company when any such appointment is due for re-election in accordance with that company's memorandum and articles of association (applicable only if the Employee is at any time appointed a director of the Company and/or any Group Company); and/or

(q) has resigned, without the prior agreement of the Board, from any appointment that the Employee may hold from time to time, if any, in or as the representative or nominee of the Company or any other Group Company, including but not limited to any appointment as director or company secretary in any of the same,

and any delay by the Company in exercising such right to terminate shall not constitute a waiver thereof.

10.2 The rights of the Company under clause 10.1 are without prejudice to any other rights that the Company may have to terminate this Agreement or to accept that any breach of this Agreement by the Employee may have brought this Agreement to an end.

10.3 Upon the termination of this Agreement under clause 10.1, the Employee shall be paid their salary accrued to the date of termination, together with any entitlement to be paid for accrued but untaken statutory holidays at the date of termination but they shall not be entitled to any other payment or compensation whatsoever in respect of such termination.

10.4 If, in order to carry out an investigation into circumstances that have arisen in which the Company may have the right to terminate the Employee's employment under clause 10.1, the Company shall be entitled in its absolute discretion and without prejudice to its rights under 10.1 to suspend the Employee on full salary and contractual benefits for such reasonable period as the Company may deem appropriate, for the purpose of investigating the circumstances which have given rise to such belief. Any delay by the Company in exercising such right to termination shall not constitute a waiver thereof.

10.5 On the termination of the Employee's employment for any reason and howsoever arising -

(a) the Company shall be entitled to deduct from any moneys then due or thereafter becoming due from the Company or any Group Company to the Employee any moneys which may then be due or thereafter become due from the Employee to the Company or any Group Company;

(b) any provision of this Agreement which is expressed to have effect after its termination shall nevertheless continue in force in accordance with its terms;

(c) the Employee shall not take away, conceal or destroy but shall forthwith deliver up to the Company all documents and other items of property which may be in their possession or under their control which belong to the Company any Group Company or which relate in any way to the business of the Company and/or any Group Company (and the Employee shall not be entitled to retain copies of the same); and

(d) the Employee shall at the request of the Company, resign from all offices held by them, if any, in or as the representative or nominee of the Company or any other Group Company, including but not limited to any appointment as director or company secretary in any of the same;

(e) the Employee shall, without payment, transfer to the Company, or as the Company may otherwise direct, any qualifying shares held by them on behalf of or as the representative or nominee of the Company or any other Group Company,

and the Employee hereby, irrevocably appoints the Company to be their attorney in their name and on their behalf to sign, execute or do any instrument or act and generally to use their name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 10.5.

10.6 After the termination of their employment under this Agreement, the Employee shall, on request, render such assistance and perform such tasks and functions as the Company may reasonably require for its business to assist the Company (to deal properly, efficiently and cost-effectively with any matters in connection with the affairs of the Company and/or any Group Company and in respect of which the Employee has particular knowledge and expertise by reason of their employment under this Agreement. The Employee shall be entitled to be paid a reasonable fee (not exceeding their base salary pro-rata on termination of this employment) and to be reimbursed all reasonable out of pocket expenses properly incurred in rendering such assistance and performing such tasks and functions.

11 PAYMENT IN LIEU OF NOTICE

11.1 Where notice is given to terminate the Employee's employment by either party or if either the Employee or the Company otherwise purports to terminate the Employee's employment, the Company may (in its sole and absolute discretion) terminate the Employee's employment at any time and with immediate effect by:

(a) notifying the Employee that the Company is exercising its right under this Agreement to make a payment in lieu of notice; and

(b) making to the Employee a payment in lieu of notice in accordance with clause 11.2 below (a "**Payment in Lieu**").

11.2 When making a payment in lieu of notice pursuant to clause 11.1 above, or otherwise, the Company shall pay to the Employee an amount equivalent to the Employee's basic salary and Employer's pension contribution only (as at the date of the termination) for the whole of the notice period (or, if applicable, its remainder) either (as the Company may elect in its sole and absolute discretion):

(a) in a lump sum, within 28 days of the notification referred to in clause 11.1(a) above; or

(b) in instalments over the period until the expiry, if it had been served (in full or at all), of the notice period, with the first such instalment to be paid within 28 days of the notification referred to in clause 11.1(a) above and the remaining instalments to be made on such dates as the Company may determine in its sole and absolute discretion,

and, in each case, such payments will be subject to deductions for income tax and employee National Insurance contributions.

12 SUSPENSION, CHANGE OF DUTIES AND GARDEN LEAVE

12.1 The Company may suspend all or any of the Employee's duties and powers or assign them such alternative duties as the Company may in its sole and absolute discretion deem appropriate for such periods and on such terms as it considers expedient in its sole and absolute discretion:

(a) during any period in which the Company is carrying out an investigation into any alleged acts or defaults of the Employee;

(b) in circumstances where it is suspected that the Employee is in breach of any legal or regulatory requirement, including but not limited to any such requirements imposed by any public body, regulatory authority or society that is relevant to the Company and/or any other Group Company and/or the Employee's employment and/or any stock exchange on which the Company's or any Group Company's shares are traded,

and during any such period, the Company may apply any of the provisions of clause 12.3 below as if the Employee were on a period of Garden Leave.

12.2 If either the Employee or Company gives notice to terminate their employment, at any stage during the Employee's notice period (whether notice is given by the Employee or by the Company) or if the Employee seeks to or indicates an intention to resign as an employee of the Company or any other Group Company or to terminate their employment with the Company or any other Group Company without notice the Company may, in its absolute discretion (without any requirement to give a reason):-

(a) alter the Employee's duties to such other duties as the Company may determine in its sole and absolute discretion, including but not limited to non-client or investor facing duties; or

(b) instruct the Employee to remain away from work on garden leave ("**Garden Leave**").

12.3 During any period of Garden Leave;

(a) the Employee may be excluded from all or any premises of the Company or any other Group Company;

(b) the Employee must be available for work, but the Company is not obliged to provide him with any work and may require them to perform different duties and/or tasks from their normal duties, including but not limited to non-client or investor facing duties;

(c) the Company shall be entitled to require the Employee to perform work at home in relation to matters of which they have knowledge, or which fall within their competence;

(d) provided the Employee remains ready and willing to work at all times, they will be entitled to receive their salary and any contractual benefits under this Agreement, excluding any bonus of any nature, which they will not be entitled to in respect of any period of Garden Leave;

(e) the Employee may not, without the prior written consent of the Company, contact or attempt to contact any client, customer, investor, strategic business partner, prospective client, prospective customer, prospective investor, agent, professional adviser, employee, consultant, supplier or broker of the Company or any other Group Company;

(f) the Employee will not be permitted to work for any other organisation or on their own behalf without the Company's prior written consent;

(g) the Employee shall keep the Company informed of their whereabouts (except in any period taken as holiday) so that they can be called upon to perform any appropriate duties as requested by the Company (and is required to provide the Company with a contact telephone number and email address for this purpose);

(h) the Employee shall refer to the Company immediately any communications in whatever form received by them from any client, customer, investor, strategic business partner, prospective client, prospective customer, prospective investor, agent, professional adviser, employee, consultant, supplier or broker of the Company or any other Group Company;

(i) the Employee must take any accrued and accruing holiday (and any accrued but unused holiday entitlement shall be deemed to be taken during any period of Garden Leave);

(j) the Employee may be required to return to the Company all documents and items of property which belong to the Company or any other Group Company (including but not limited to those which contain or refer to any Confidential Information (as defined in clause 8)) and which are in the Employee's possession or under the Employee's power or control;

(k) the Employee must immediately on request resign as a director, secretary or from any other appointment held in or on behalf of the Company or any other Group Company without claim for compensation for loss of office (and in the event of their failure to do so the Company is hereby irrevocably appointed to appoint some person in their name and on their behalf to sign and deliver such resignation(s) to the Board);

(l) all other terms and conditions of the Employee's employment (both express and implied) will remain in full force and effect; and

(m) the Employee will continue to owe the Company a duty of fidelity and good faith and, if applicable, duties as a fiduciary, in full and to the same extent as existed prior to the Garden Leave period.

13 RECONSTRUCTION OR AMALGAMATION

If before the expiration of this Agreement the employment of the Employee hereunder shall be determined by reason of the cessation of business by the Company or the winding up of the Company for the purpose of reconstruction or amalgamation and they shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable then the terms of this Agreement then the Employee shall have no claim against the Company in respect of the determination of their employment hereunder.

14 COMPETITION

14.1 For the purpose of this clause 14 the following expressions have the following meanings respectively-

(a) "**Confidential Information**" has the meaning given to that expression in clause 8.1;

(b) "**Customer**" means any person, firm company or other entity who or which at any time during the Relevant Period was a customer or client of the Company or any other Group Company and:

(i) with whom or which, at any time during such period the Employee had business dealings (other than of a *de minimis* nature) in the course of their employment; or

(ii) in relation to whom or which, the Employee, by reason of their employment with the Company, is in possession of any trade secrets or Confidential Information;

(c) "**Prospective Customer**" means any person, firm, company or other entity with whom or which at any time during the Relevant Period the Company or any other Group Company shall have had negotiations or discussions for the supply or provision, by the Company or any other Group Company, of goods and/or services, and:

(i) with whom or which, at any time during such period the Employee had business dealings (other than of a *de minimis* nature) during the course of those negotiations or discussions; or

(ii) in relation to whom or which, the Employee, by reason of their employment with the Company, is in possession of any trade secrets or Confidential Information;

(d) "**Recognised Investment Exchange**" has the meaning give to that expression by section 285 of the Financial Services and Markets Act 2000;

(e) "**Relevant Period**" means the twelve-month period immediately prior to the Termination Date;

(f) "**Relevant Person**" means any person who at any time during the Relevant Period was employed or engaged by the Company or any other Group Company:

(i) as a director, as a senior manager, in a technical capacity and/or in a senior sales function capacity;

(ii) and had regular material contact with or influence over any Customer, investor, Prospective Customer, prospective investor and/or strategic business partner by reason of or in connection with being or having been employed or engaged by the Company and/or any other Group Company; and/or

(iii) and was in possession of any trade secrets or Confidential Information relating to the business of the Company or any other Group Company or relating to any Customer, investor, Prospective Customer, prospective investor and/or strategic business partner by reason of being or having been employed or engaged by the Company and/or any other Group Company;

and with whom the Employee had dealings (other than of a *de minimis* nature) at any time during the Relevant Period or, in relation to whom, the Employee, by reason of their employment with the Company, is in possession of any trade secrets or Confidential Information;

(g) "**Restricted Business**" means the business or activities that:

(i) are (or is) carried on by the Company or any other Group Company at any time during the Relevant Period in which the Employee had, at any time during that period, been materially concerned and/or responsible; and

(ii) the Company or any other Group Company plans to carry on during the period of 12 months immediately following the Termination Date and in relation to which the Employee had, at any time during the Relevant Period, been materially concerned in the planning thereof or about which the Employee is, by reason of their employment with the Company, in possession of any trade secrets or Confidential Information;

(h) "**Restricted Period**" means:

(i) in the case of clause 14.2(a), the period of 6 months following the Termination Date;

(ii) in the case of clauses 14.2(b), 14.2(c), 14.2(d), 14.2(e), 14.2(f), 14.2(g), 14.2(h), 14.2(i), 14.2(j), 14.2(k), and 14.2(l), the period of 12 months following the Termination Date; and

(iii) in the case of clause 14.2(m), the whole of the period following the Termination Date,

and in the case of clauses 14.2(a), 14.2(b), 14.2(c), 14.2(d), 14.2(e), 14.2(f), 14.2(g), 14.2(h), 14.2(i), 14.2(j), 14.2(k), and 14.2(l), less any period of time spent by the Employee on garden leave, whether pursuant to clause 12 of this Agreement or otherwise;

(i) "**Supplier**" means any person, firm, company or other entity who or which at any time in the 12 months immediately preceding the Termination Date was a

supplier of goods and/or services to the Company or any other Group Company, and:

(i) with whom or which, during such period the Employee had business dealings (other than of a *de minimis* nature) in the course of their employment; or

(ii) in relation to whom or which, the Employee, by reason of their employment with the Company, is in possession of any trade secrets or Confidential Information; and

(j) **"Termination Date"** means the date of termination of the Employee's employment hereunder, howsoever arising.

14.2 The Employee hereby undertakes with the Company (for itself and as trustee and agent for each other Group Company) that they will not without the prior written consent of the Company for the relevant Restricted Period, whether on their own account, or for, with or through any other person company or other entity, directly or indirectly:

(a) carry on or be employed, engaged, interested or concerned in any capacity in any trade or business or occupation whatsoever which is or might reasonably be considered to be in competition with the Restricted Business (provided that the Employee shall not be restricted hereby from holding for personal investment purposes not more than 5 per cent of any class of securities of any company quoted or dealt on any Recognised Investment Exchange);

(b) in competition with the Restricted Business solicit, interfere with or entice away or endeavour to solicit, interfere with or entice away any Customer;

(c) in competition with the Restricted Business solicit, interfere with or entice away or endeavour to solicit, interfere with or entice away any Prospective Customer;

(d) in competition with the Restricted Business have business dealings with any Customer;

(e) in competition with the Restricted Business have business dealings with any Prospective Customer;

(f) seek employment or engagement with or be employed or engaged by any Customer if such employment or engagement results or would be likely to result in a reduction of the business that is conducted (or might otherwise have been conducted) between the Company (or any other Group Company) and that Customer;

(g) seek employment or engagement with or be employed or engaged by any Prospective Customer if such employment or engagement results or would be likely to result in a reduction of the business that might otherwise have been conducted between the Company (or any other Group Company) and that Prospective Customer;

(h) solicit or induce or endeavour to solicit or induce any Relevant Person to cease working for or providing services to the Company or any Group Company, whether or not any such person would thereby commit a breach of contract;

(i) employ or otherwise engage in any business in competition with the Restricted Business any Relevant Person;

(j) encourage or cause or endeavour to encourage or cause any Supplier to materially reduce the amount of goods and/or services that it provides to the Company or any Group Company;

(k) encourage or cause or endeavour to encourage or cause any Supplier to cease providing goods and/or services to the Company or any Group Company;

(l) encourage or cause or endeavour to encourage or cause any Supplier to unfavourably alter the terms of its business with the Company or any Group Company; and/or

(m) use or permit to be used any trade or service name or get-up used in the Company and/or any Group Company or any other name likely to be confused with such name and/or get-up.

14.3 While the restrictions in this clause 14 (on which the Employee has had the opportunity to take independent legal advice, as the Employee hereby acknowledges) are considered by the parties to be reasonable in all the circumstances, it is agreed that if any such restriction (including the definitions contained in clause 14.1), by itself, or taken together with the others, is found to be void but would be valid if some part of it were deleted (including, but not limited to, any particular words within any clause or sub-clause of this Agreement), such restriction shall apply with such modification as may be necessary to make it valid and effective.

14.4 The parties agree that the provisions of this clause 14, including the restrictions set out hereunder, shall be separate and severable and enforceable as such. If any provision or restriction is determined as being unenforceable in whole or in part for any reason, that shall not affect the enforceability of the remaining provisions and restrictions or, in the case of part of a provision or restriction being unenforceable, the remainder of that provision or restriction.

14.5 In the event of a breach, or threatened breach of the provisions of this clause 14, the Company shall in addition to available legal or equitable remedies, be entitled to seek an injunction against such breach or threatened breach.

14.6 The Employee agrees and undertakes that they will upon receipt of any request from the Company to do so, enter into equivalent restrictions to those contained within this clause 14 directly with any other Group Company with which they may be involved from time to time.

14.7 The Employee agrees that they shall at any time following the Termination Date, if so, requested by the Company or any Group Company or its or their legal representatives:

(a) confirm in writing whether they have complied with their obligations under this clause 14; and

(b) provide full written details of any incidents of non-compliance with their obligations under this clause 14.

14.8 The Employee agrees that if at any time during the period of 12 months that commences with the Termination Date (or any such earlier date as the Employee may commence a period of garden leave (whether pursuant to clause 12 of this Agreement

or otherwise)), they are approached by any person, firm, company or other entity in relation to any potential employment, engagement or business enterprise that would not be with the Company or any other member of the Group or if the Employee has any discussion with any person, firm, company or other entity in relation to any potential employment, engagement or business enterprise that would not be with the Company or any other member of the Group:

(a) the Employee will immediately notify the CEO of the Company, specifying the date on which the approach was made or such discussion took place, the identity of the person that made the approach or with whom the Employee had the discussion, the identity of the person, firm, company or other entity on whose behalf the approach was made or in relation to whom or which any discussion was had, details of the manner of any approach and the details of any matters discussed (including but not limited to any terms or proposed terms of employment, engagement or business enterprise); and

(b) the Employee will immediately provide that person, firm, company or other entity with a copy of the provisions of this clause 14 and the definition of Confidential Information that is used at clause 8.1.

14.9 The Company may by notice to the Employee at any time reduce in whole or in part the scope and/or duration of any of the restrictions set out in this Agreement to such extent as the Company may in its sole and absolute discretion determine and thereupon such restrictions shall apply as modified by such notice.

14.10 The benefit of each restriction set out in this Agreement shall be enforceable by the Company and any Group Company.

15 NOTIFICATION

15.1 The Employee is required to notify the Company in writing of any changes in their personal circumstances which shall be of relevance to the Company as their employer. Examples include, but are not limited to, change of address.

15.2 The Employee must notify the Company in the event that they are prosecuted for any offence other than a minor motoring offence. The Employee must keep the Company informed as to the progress and outcome of any prosecution. This information will be kept strictly confidential by the Company until such time if or when it enters the public domain.

15.3 The Employee must notify the Company immediately in the event of their becoming aware of any leak or misuse of Confidential Information by any employee, agent or officer of the Company.

16 CHANGES TO TERMS OF EMPLOYMENT

The Company reserves the right to make any such changes to any of the Employee's terms and conditions of employment as it may wish in its sole and absolute discretion. The Company may notify the Employee of any such changes in writing at any time before, and in any event no later than 20 working days before the change takes effect.

17 SEPARATE AND SEVERAL CLAUSES

The parties agree that each of the clauses and sub-clauses of this Agreement shall be separate and severable and enforceable as such. If any clause and/or sub-clause is determined as being unenforceable in whole or in part for any reason, that shall not affect the enforceability of the remaining clauses or sub-clauses or, in the case of part of any clause or sub-clause being unenforceable, the remainder of that clause or sub-clause. If any clause or sub-clause of this Agreement is found by itself, or taken together with any other clauses or sub-clauses of this Agreement, to be void but would be valid if some part of it were deleted (including, but not limited to, any particular words within any clause or sub-clause of this Agreement), such clause or sub-clause shall apply with such modification as may be necessary to make it valid and effective.

18 GOVERNING LAW

This Agreement shall be interpreted and enforced in accordance with the laws of Ireland and the parties hereto submit to the exclusive jurisdiction of the Irish Courts.

19 SUPERSESSION OF PREVIOUS AGREEMENTS

This Agreement supersedes and is in substitution for any subsisting agreements between the Company and the Employee (whether of an employment nature or otherwise and whether oral or in writing) and all such subsisting agreements shall be deemed to have been terminated by mutual consent with effect from the Commencement Date.

20 MULTIPLE COPIES

20.1 This Agreement may be executed by any number of counterparts each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing any one or more of such counterparts.

21 SUPPLEMENTAL

21.1 There is no current requirement for the Employee to work outside Ireland for any consecutive period in excess of one month.

21.2 There are no collective agreements which directly affect your terms and conditions of employment.

22 TERMS OF EMPLOYMENT (INFORMATION) ACT 1994

22.1 This Agreement shall form the statement of the Employee's terms and conditions of employment in compliance with the provisions of the Terms of Employment (Information) Act 1994-2014.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by
ABUNDIA GLOBAL IMPACT GROUP (IRELAND) LIMITED
acting by Edward Gillespie a director,

/s/ Edward Gillespie
Director

in the presence of:

/s/ Jacqueline Gillespie	signature of witness
Jacqueline Gillespie	name of witness
Moyle Road	witness address
Newtowncunningham	witness address
Co. Donegal	witness address
Company Secretary	witness occupation

Signed as a deed by
LUCIE HARWOOD

/s/ Lucie Harwood
Lucie Harwood

in the presence of:

/s/ Mark O'Riordan	signature of witness
Mark O'Riordan	name of witness
115 Lansdowne Park	witness address
Dublin D04 H6N3	witness address
	witness address
IT Consultant/Director	witness occupation